Exhibit 4.7

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN

EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE

COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

HARVEST HEALTH & RECREATION INC.

as the Corporation

and

ODYSSEY TRUST COMPANY

as the Warrant Agent

WARRANT INDENTURE

Providing for the Issue of Warrants

Dated as of October 28, 2020

TABLE OF CONTENTS

Article 1 INTERPRETATION		2

1.1	Definitions.	2
1.2	Gender and Number.	6
1.3	Headings, Etc.	6
1.4	Day not a Business Day.	6
1.5	Time of the Essence.	6
1.6	Monetary References.	7
1.7	Applicable Law.	7

Article 2 ISSUE OF WARRANTS		7

2.1	Creation and Issue of Warrants.	7
2.2	Terms of Warrants.	7
2.3	Warrantholder not a Shareholder.	8
2.4	Warrants to Rank Pari Passu.	8
2.5	Form of Warrants, Certificated Warrants.	8
2.6	Book Entry Only Warrants.	8
2.7	Warrant Certificate.	11
2.8	Legends.	12
2.9	Register of Warrants.	14
2.10	Issue in Substitution for Warrant Certificates Lost, etc.	15
2.11	Exchange of Warrant Certificates.	16
2.12	Transfer and Ownership of Warrants.	16
2.13	Cancellation of Surrendered Warrants.	18

Article 3 EXERCISE OF WARRANTS		18

3.1	Right of Exercise.	18
3.2	Warrant Exercise.	18
3.3	U.S. Restrictions.	21
3.4	Transfer Fees and Taxes.	21
3.5	Warrant Agency.	22
3.6	Effect of Exercise of Warrant Certificates.	23
3.7	Partial Exercise of Warrants; Fractions.	23
3.8	Expiration of Warrants.	24
3.9	Accounting and Recording.	24
3.10	Securities Restrictions.	24

Article 4 ADJUSTMENT OF NUMBER OF COMMON SHARES, EXERCISE PRICE AND WARRANT ACCELERATION THRESHOLD PRICE		24

4.1	Adjustment of Number of Subordinate Voting Shares and Exercise Price.	24
4.2	Entitlement to Subordinate Voting Shares on Exercise of Warrant.	29
4.3	No Adjustment for Certain Transactions.	29
4.4	Determination by Independent Firm.	29
4.5	Proceedings Prior to any Action Requiring Adjustment.	29
4.6	Certificate of Adjustment.	29
4.7	Notice of Special Matters.	30

4.8	No Action after Notice.	30
4.9	Other Action.	30
4.10	Protection of Warrant Agent.	30
4.11	Participation by Warrantholder.	31
4.12	Adjustment of Warrant Accleration Threshold Price.	31

Article 5 RIGHTS OF THE CORPORATION AND COVENANTS		31

5.1	Optional Purchases by the Corporation.	31
5.2	General Covenants.	32
5.3	Warrant Agent’s Remuneration and Expenses.	33
5.4	Performance of Covenants by Warrant Agent.	33
5.5	Enforceability of Warrants.	33

Article 6 ENFORCEMENT		33

6.1	Suits by Warrantholders.	33
6.2	Suits by the Corporation.	34
6.3	Immunity of Shareholders, etc.	34
6.4	Waiver of Default.	34

Article 7 MEETINGS OF WARRANTHOLDERS		34

7.1	Right to Convene Meetings.	34
7.2	Notice.	35
7.3	Chairman.	35
7.4	Quorum.	35
7.5	Power to Adjourn.	35
7.6	Show of Hands.	36
7.7	Poll and Voting.	36
7.8	Regulations.	36
7.9	Corporation and Warrant Agent May be Represented.	36
7.10	Powers Exercisable by Extraordinary Resolution.	37
7.11	Meaning of Extraordinary Resolution.	37
7.12	Powers Cumulative.	38
7.13	Minutes.	38
7.14	Instruments in Writing.	39
7.15	Binding Effect of Resolutions.	39
7.16	Holdings by Corporation Disregarded.	39

Article 8 SUPPLEMENTAL INDENTURES		39

8.1	Provision for Supplemental Indentures for Certain Purposes.	39
8.2	Successor Entities.	40

Article 9 CONCERNING THE WARRANT AGENT		40

9.1	Indenture Legislation.	40
9.2	Rights and Duties of Warrant Agent.	41
9.3	Evidence, Experts and Advisers.	41
9.4	Documents, Monies, etc. Held by Warrant Agent.	42
9.5	Actions by Warrant Agent to Protect Interest.	43

9.6	Warrant Agent Not Required to Give Security.	43
9.7	Protection of Warrant Agent.	43
9.8	Replacement of Warrant Agent; Successor by Merger.	44
9.9	Conflict of Interest	45
9.10	Acceptance of Agency	45
9.11	Warrant Agent Not to be Appointed Receiver.	45
9.12	Authorization to Carry on Business	45
9.13	Warrant Agent Not Required to Give Notice of Default.	46
9.14	Anti-Money Laundering.	46
9.15	Compliance with Privacy Code.	46
9.16	Securities Exchange Commission Certification.	47

Article 10 GENERAL		47

10.1	Notice to the Corporation and the Warrant Agent.	47
10.2	Notice to Warrantholders.	48
10.3	Ownership of Warrants.	49
10.4	Counterparts and Electronic Means.	49
10.5	Satisfaction and Discharge of Indenture.	49
10.6	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders.	50
10.7	Warrants Owned by the Corporation - Certificate to be Provided.	50
10.8	Severability	50
10.9	Force Majeure	50
10.10	Assignment, Successors and Assigns	50
10.11	Rights of Rescission and Withdrawal for Holders	51

SCHEDULE “A” FORM OF WARRANT		A-1

SCHEDULE “B” EXERCISE FORM		B-1

SCHEDULE “C” FORM OF DECLARATION FOR REMOVAL OF LEGEND		C-1

WARRANT INDENTURE

THIS WARRANT INDENTURE is dated as of October 28, 2020.

BETWEEN:

HARVEST HEALTH & RECREATION INC., a corporation existing under the laws of the Province of British Columbia (the “Corporation”),

- and -

ODYSSEY TRUST COMPANY, a trust company incorporated under the laws of Alberta and registered to carry on business in the Provinces of British Columbia and Alberta (the “Warrant Agent”)

WHEREAS, in connection with a prospectus offering of Units by the Corporation (the “Offering”), the Corporation is proposing to issue up to 10,736,777 subordinate voting share warrants (the “Unit Warrants”), of which up to 1,327,440 Unit Warrants will be issuable upon the due exercise of the Over-Allotment Option and up to 1,119,474 Unit Warrants will be issuable to the Underwriters (as defined below) upon exercise of certain compensation warrants (the “Broker Warrants” and together with the Unit Warrants, the “Warrants”);

AND WHEREAS, pursuant to this Indenture, each Warrant shall, subject to adjustment as described herein, entitle the holder thereof to acquire one (1) Subordinate Voting Share upon payment of the Exercise Price prior to the Expiry Time, upon the terms and conditions herein set forth;

AND WHEREAS, all acts and deeds necessary have been done and performed to make the Warrants, when created and issued as provided in this Indenture, legal, valid and binding upon the Corporation with the benefits and subject to the terms of this Indenture;

AND WHEREAS, the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Warrant Agent.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation hereby appoints the Warrant Agent as warrant agent to hold the rights, interests and benefits contained herein for and on behalf of those persons who from time to time become the holders of Warrants issued pursuant to this Indenture and the parties hereto agree as follows:

Article 1

INTERPRETATION

1.1	Definitions.

In this Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto:

“Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D;

“Adjustment Period” means the period from the Effective Date up to and including the Expiry Time;

“Applicable Legislation” means any statute of Canada or a province thereof, and the regulations under any such named or other statute, relating to warrant indentures or to the rights, duties and obligations of warrant agents under warrant indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

“Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments) in each of the applicable provinces and territories of Canada;

“Auditors” means Haynie and Company, LLC or such other firm of chartered professional accountants duly appointed as auditors of the Corporation, from time to time;

“Authenticated” means (a) with respect to the issuance of a Warrant Certificate, one which has been duly signed by the Corporation and authenticated by manual signature of an authorized signatory of the Warrant Agent, and (b) with respect to the issuance of an Uncertificated Warrant, one in respect of which the Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Warrant as required by Section 2.7 are entered in the register of holders of Warrants, “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

“beneficial owner” means a person that has a beneficial interest in a Warrant;

“Book Entry Only Participants” or “Participants” means institutions that participate directly or indirectly in the Depository’s book entry registration system for the Warrants;

“Book Entry Only Warrants” means Warrants that are to be held only by or on behalf of the Depository;

“Broker Warrants” has the meaning ascribed thereto in the recitals to this Indenture;

“Business Day” means any day other than Saturday, Sunday or a statutory or civic holiday, or any other day on which banks are not open for business in the City of Vancouver, Province of British Columbia, and shall be a day on which the CSE is open for trading;

“CDS Global Warrants” means Warrants representing all or a portion of the aggregate number of Warrants issued in the name of the Depository represented by an Uncertificated Warrant, or if requested by the Depository or the Corporation, by a Warrant Certificate;

“Certificated Warrant” means a Warrant evidenced by a writing or writings substantially in the form of Schedule “A”, attached hereto;

“Closing Date” means October 28, 2020;

“Confirmation” has the meaning ascribed thereto in Section 3.2(d) of this Indenture. “Corporation” means Harvest Health Recreation Inc. or any successor entity thereto;

“Counsel” means a barrister and/or solicitor or a firm of barristers and/or solicitors retained by the Warrant Agent or retained by the Corporation and acceptable to the Warrant Agent, which may or may not be counsel for the Corporation;

“CSE” means the Canadian Securities Exchange, or such other Canadian stock exchange on which the Subordinate Voting Shares are listed for trading from time to time;

“Current Market Price” of the Subordinate Voting Shares at any date means the volume weighted average of the trading price per Subordinate Voting Share for such Subordinate Voting Shares for each day there was a closing price for the twenty (20) consecutive Trading Days ending five (5) days prior to such date on the CSE or if on such date the Subordinate Voting Shares are not listed on the CSE, on such stock exchange upon which such Subordinate Voting Shares are listed and as selected by the directors of the Corporation, or, if such Subordinate Voting Shares are not listed on any stock exchange then on such over-the-counter market as may be selected for such purpose by the directors of the Corporation;

“Depository” means CDS Clearing and Depository Services Inc. or such other person as is designated in writing by the Corporation to act as depository in respect of the Warrants;

“Dividends” means any dividends paid by the Corporation on its Subordinate Voting Shares;

“DRS” means the Direct Registration System maintained by the Warrant Agent, in the case of the Warrants, or the Corporation’s transfer agent, in the case the of the Subordinate Voting Shares;

“DRS Advice” means the notification produced by the DRS system evidencing ownership of the Warrants or Subordinate Voting Shares, as the case may be;

“Effective Date” means the date of this Indenture;

“Exchange Rate” means the number of Subordinate Voting Shares subject to the right of purchase under each Warrant which as of the date hereof is one;

“Exercise Date” means, in relation to a Warrant, the Business Day on which such Warrant is validly exercised or deemed to be validly exercised in accordance with Article 3 hereof;

“Exercise Notice” has the meaning set forth in Section 3.2(a);

“Exercise Price” at any time means the price at which a whole Subordinate Voting Share may be purchased by the exercise of a whole Warrant, which is initially CDN$3.05 per Subordinate Voting Share, payable in immediately available funds, subject to adjustment in accordance with the provisions of Section 4.1;

“Expiry Date” means April 28, 2023, subject to acceleration as provided in Section 2.2(e);

“Expiry Time” means 2:00 p.m. (Vancouver Time) on the Expiry Date;

“Extraordinary Resolution” has the meaning set forth in Section 7.11(a) of this Indenture;

“Indemnified Parties” has the meaning ascribed thereto in Section 9.7(e) of this Indenture

“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership), the minimum number of the Warrant Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Warrant Agent, it being understood that neither preparation nor issuance shall constitute part of such procedures for any purpose of this definition;

“Issue Date” means the day of closing of the Offering;

“Offering” has the meaning ascribed thereto in the recitals to this Indenture;

“Original U.S. Warrantholder” means a U.S. Warrantholder that is a U.S. Accredited Investor and the original purchaser of the Warrants and who delivered a properly executed U.S. Accredited Investor Agreement attached as Exhibit A to the U.S. private placement memorandum of the Corporation in connection with its purchase of Units pursuant to the Offering;

“Over-Allotment Option” means the option granted by the Corporation to the Underwriters, which may be exercised in the Underwriters’ sole discretion and without obligation, to purchase up to an additional 2,654,880 Units, including up to 2,654,880 Subordinate Voting Shares and up to 1,327,440 Warrants, for the purpose of covering over-allotments made in connection with the Offering and for market stabilization purposes, from and including 30 days following the Closing Date

“person” means an individual, body corporate, partnership, limited liability company, trust, warrant agent, executor, administrator, legal representative or any unincorporated organization;

“register” means the one set of records and accounts maintained by the Warrant Agent pursuant to Section 2.9 of this Indenture:

“Regulation D” means Regulation D under the U.S. Securities Act;

“Regulation S” means Regulation S under the U.S. Securities Act;

“SEC” means the U.S. Securities and Exchange Commission;

“Shareholders” means holders of Subordinate Voting Shares;

“Subordinate Voting Shares” means, subject to Article 4, fully paid and non-assessable subordinate voting shares in the capital of the Corporation as presently constituted;

“successor entity” has the meaning ascribed thereto in Section 8.2 of this Indenture;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;

“this Warrant Indenture”, “this Indenture”, “this Agreement”, “hereto” “herein”, “hereby”, “hereof” and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental hereto; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Indenture;

“Trading Day” means, with respect to the CSE, a day on which such exchange is open for the transaction of business or, with respect to another exchange or an over-the-counter market, a day on which such exchange or market is open for the transaction of business;

“U.S. Accredited Investor” means an “accredited investor” as such term is defined in Rule 501(a) of Regulation D;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“U.S. Legend” has the meaning set forth in Section 2.8(a).

“U.S. Person” has the meaning set forth in Rule 902(k) of Regulation S;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“U.S. Warrantholder” means (i) any Original U.S. Warrantholder or (ii) any Warrantholder that did not acquire Warrants directly from the Corporation in the Offering of Units that closed on the date hereof, that is a U.S. Person, or acquired Warrants in the United States or for the account or benefit of any U.S. Person or person in the United States;

“Uncertificated Warrant” means any Warrant that is not a Certificated Warrant, including DRS Advices;

“Underwriters” means collectively, Eight Capital, Canaccord Genuity Corp., ATB Capital Markets Inc. and Beacon Securities Limited;

“Unit Warrant” has the meaning ascribed thereto in the recitals;

“Units” means the units of the Corporation consisting of one Subordinate Voting Share and one half of one Warrant;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“Warrant” means a Broker Warrant and a Unit Warrant;

“Warrant Acceleration Threshold Price” means $4.97 per Subordinate Voting Share, unless such price shall have been adjusted in accordance with the provisions of Section 4.12, in which case it shall mean the adjusted price in effect at such time.

“Warrant Agency” means the principal office of the Warrant Agent in the City of Vancouver, British Columbia or such other place as may be designated in accordance with Section 3.5;

“Warrant Agent” means Odyssey Trust Company, in its capacity as warrant agent of the Warrants, or its successors from time to time;

“Warrant Certificate” means a certificate, substantially in the form set forth in Schedule “A” hereto, to evidence those Warrants that will be evidenced by a certificate;

“Warrant Shares” means Subordinate Voting Shares issuable upon exercise of the Warrants;

“Warrantholders”, or “holders” without reference to Warrants means the persons entered in the register hereinafter mentioned as holders of Warrants outstanding at such time;

“Warrantholders’ Request” means an instrument signed in one or more counterparts by Warrantholders holding in the aggregate not less than 50% of the aggregate number of all Warrants then-unexercised and then-outstanding, requesting the Warrant Agent to take some action or proceeding specified therein;

“Warrants” means the Subordinate Voting Share purchase warrants created by and authorized by and issuable under this Indenture, to be issued and countersigned hereunder as a Certificated Warrant and/or Uncertificated Warrant evidenced by a DRS Advice or held through the book entry registration system on a no certificate issued basis, entitling the holder or holders thereof to purchase one (1) Subordinate Voting Share (subject to adjustment as herein provided) per Warrant at the Exercise Price prior to the Expiry Time and, where the context so requires, also means the Warrants issued and Authenticated hereunder, whether by way of Warrant Certificate or Uncertificated Warrant; and

“written order of the Corporation”, “written request of the Corporation”, “written consent of the Corporation” and “certificate of the Corporation” mean, respectively, a written order, request, consent and certificate signed in the name of the Corporation by any two duly authorized signatories of the Corporation and may consist of one or more instruments so executed.

1.2	Gender and Number.

Words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa.

1.3	Headings, Etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Warrants.

1.4	Day not a Business Day.

If any day on or before which any action or notice is required to be taken or given hereunder is not a Business Day, then such action or notice shall be required to be taken or given on or before the requisite time on the next succeeding day that is a Business Day.

1.5	Time of the Essence.

Time shall be of the essence of this Indenture.

1.6	Monetary References.

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States unless otherwise expressed.

1.7	Applicable Law.

This Indenture, the Warrants, the Warrant Certificates (including all documents relating thereto, which by common accord have been and will be drafted in English) shall be construed in accordance with the laws of the Province of British Columbia and the federal laws applicable therein and shall be treated in all respects as British Columbia contracts. Each of the parties hereto, which shall include the Warrantholders, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to all matters arising out of this Indenture and the transactions contemplated herein.

Article 2

ISSUE OF WARRANTS

2.1	Creation and Issue of Warrants.

A maximum of 10,736,777 Warrants (subject to adjustment as herein provided) are hereby created and authorized to be issued in accordance with the terms and conditions hereof. By written order of the Corporation, the Warrant Agent shall issue and deliver Warrant Certificates to Warrantholders, or no certificate for Uncertificated Warrants, and record the name of the Warrantholders on the Warrant register. Registration of interests in Warrants held by the Depository may be evidenced by a position appearing on the register for Warrants of the Warrant Agent for an amount representing the aggregate number of such Warrants outstanding from time to time.

2.2	Terms of Warrants.

	(a)	Subject to the applicable conditions for exercise set out in Article 3 having been satisfied and subject to adjustment in accordance with Section 4.1, each Warrant shall entitle each holder thereof, upon the exercise thereof at any time after the Issue Date and prior to the Expiry Time, to acquire one (1) Subordinate Voting Share upon payment to the Corporation of the Exercise Price.

	(b)	No fractional Warrants shall be issued or otherwise provided for hereunder and Warrants may only be exercised in a sufficient number to acquire whole numbers of Subordinate Voting Shares. Any fractional Warrants shall be rounded down to the nearest whole number.

	(c)	Each Warrant shall entitle the holder thereof to only such other rights and privileges as are set forth in this Indenture.

	(d)	The number of Subordinate Voting Shares that may be purchased pursuant to the Warrants, and the Exercise Price therefor, shall be adjusted upon the events and in the manner specified in Section 4.1.

	(e)	If at any time following the Closing Date, the closing price of the Subordinate Voting Shares on the Canadian Securities Exchange, or if not then traded on the Canadian Securities Exchange, on the principal stock exchange in Canada on which such Subordinate Voting Shares trade, is higher than the Warrant Acceleration Threshold Price for 10 or more consecutive trading days, the Company may accelerate the Expiry Date of the Warrants by providing notice in writing to the Holders of such acceleration, in which event the Warrants will expire on the date which is 30 days following the date of such notice. Concurrent with the delivery of the notice of such acceleration to Holders contemplated hereunder, the Company shall also provide such notice to the Warrant Agent and issue a news release announcing the acceleration of the Expiry Date of the Warrants.

2.3	Warrantholder not a Shareholder.

Except as may be specifically provided herein, nothing in this Indenture or in the holding of a Warrant Certificate, entitlement to a Warrant or otherwise, shall, in itself, confer or be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Corporation, or the right to Dividends and other allocations.

2.4	Warrants to Rank Pari Passu.

All Warrants shall rank equally and without preference over each other, whatever may be the actual date of issue thereof.

2.5	Form of Warrants, Certificated Warrants.

	(a)	The Warrants may be issued in both certificated and uncertificated form. Each Warrant issued to, or for the account for benefit of, a U.S. Warrantholder, and each Warrant issued in exchange or substitution therefor, will be evidenced by a Warrant Certificate that bears the U.S. Legend. All Warrants issued in certificated form shall be evidenced by a Warrant Certificate (including all replacements issued in accordance with this Indenture), substantially in the form set out in Schedule “A” hereto, which shall be dated as of the Issue Date, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe, and shall be issuable in any denomination excluding fractions. All Warrants issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the register of Warrantholders to be maintained by the Warrant Agent in accordance with Section 2.9.

	(b)	Each Warrantholder by purchasing such Warrant acknowledges and agrees that the terms and conditions set forth in the form of the Warrant Certificate set out in Schedule “A” hereto shall apply to all Warrants and Warrantholders regardless of whether such Warrants are issued in certificated or uncertificated form.

2.6	Book Entry Only Warrants.

	(a)	Registration of beneficial interests in and transfers of Warrants held by the Depository shall be made only through the book entry registration system and no Warrant Certificates shall be issued in respect of such Warrants except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by the Depository, as determined by the Corporation, from time to time. Except as provided in this Section 2.6, owners of beneficial interests in any CDS Global Warrants shall not be entitled to have Warrants registered in their names and shall not receive or be entitled to receive Warrants in definitive form or to have their names appear in the register referred to in Section 2.9 herein.

(b)	Notwithstanding any other provision in this Indenture, no CDS Global Warrants may be exchanged in whole or in part for Warrants registered, and no transfer of any CDS Global Warrants in whole or in part may be registered, in the name of any person other than the Depository for such CDS Global Warrants or a nominee thereof unless:

	(i)	the Depository notifies the Corporation that it is unwilling or unable to continue to act as depository in connection with the Book Entry Only Warrants and the Corporation is unable to locate a qualified successor;

	(ii)	the Corporation determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of the CDS Global Warrants and the Corporation is unable to locate a qualified successor;

	(iii)	the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Corporation is unable to locate a qualified successor;

	(iv)	the Corporation determines that the Warrants shall no longer be held as Book Entry Only Warrants through the Depository;

	(v)	such right is required by applicable law, as determined by the Corporation and the Corporation’s Counsel;

	(vi)	the Warrant is to be Authenticated to or for the account or benefit of a U.S. Warrantholder (in which case, the Warrant Certificate shall contain the U.S. Legend set forth in Section 2.8(a)); or

	(vii)	such registration is effected in accordance with the internal procedures of the Depository and the Warrant Agent,

following which, Warrants for those holders requesting the same shall be registered and issued to the beneficial owners of such Warrants or their nominees as directed by the Depository. The Corporation shall provide a certificate of the Corporation giving notice to the Warrant Agent of the occurrence of any event outlined in this Section 2.6(b)(i) – (vi).

(c)	Subject to the provisions of this Section 2.6, any exchange of CDS Global Warrants for Warrants that are not CDS Global Warrants may be made in whole or in part in accordance with the provisions of Section 2.11, mutatis mutandis. All such Warrants issued in exchange for a CDS Global Warrant or any portion thereof shall be registered in such names as the Depository for such CDS Global Warrants shall direct and shall be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to CDS Global Warrants) as the CDS Global Warrants or portion thereof surrendered upon such exchange.

(d)	Every Warrant that is Authenticated upon registration or transfer of a CDS Global Warrant, or in exchange for or in lieu of a CDS Global Warrant or any portion thereof, whether pursuant to this Section 2.6, or otherwise, shall be Authenticated in the form of, and shall be, a CDS Global Warrant, unless such Warrant is registered in the name of a person other than the Depository for such CDS Global Warrant or a nominee thereof.

(e)	Notwithstanding anything to the contrary in this Indenture, subject to applicable law, the CDS Global Warrant will be issued as an Uncertificated Warrant, unless otherwise requested in writing by the Depository or the Corporation.

(f)	The rights of beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system shall be limited to those established by applicable law and agreements between the Depository and the Book Entry Only Participants and between such Book Entry Only Participants and the beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system, and such rights must be exercised through a Book Entry Only Participant in accordance with the rules and procedures of the Depository.

(g)	Notwithstanding anything herein to the contrary, neither the Corporation nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for:

(i) the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Warrants or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(ii) maintaining, supervising or reviewing any records of the Depository or any Book Entry Only Participant relating to any such interest; or

(iii) any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Only Participant.

(h)	The Corporation may terminate the application of this Section 2.6 in its sole discretion, in which case all Warrants shall be evidenced by Warrant Certificates registered in the name of a person other than the Depository.

2.7	Warrant Certificate.

	(a)	For Warrants issued in certificated form, the form of certificate representing Warrants shall be substantially as set out in Schedule “A” hereto or such other form as is authorized from time to time by the Corporation and the Warrant Agent. Each Warrant Certificate shall be Authenticated manually on behalf of the Warrant Agent. Each Warrant Certificate shall be signed by any duly authorized signatory of the Corporation whose signature shall appear on the Warrant Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon the Corporation as if it had been signed manually. Any Warrant Certificate which has a signature as hereinbefore provided shall be valid notwithstanding that the person whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Warrant Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Warrant Agent may determine.

	(b)	The Warrant Agent shall Authenticate Uncertificated Warrants (whether upon original issuance, exchange, registration of transfer, partial payment, or otherwise) by completing its Internal Procedures, and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Warrants under this Indenture. Such Authentication shall be conclusive evidence that each such Uncertificated Warrant has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Warrants with respect to which this Indenture requires the Warrant Agent to maintain records or accounts. In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error and such Uncertificated Warrants are binding on the Corporation.

	(c)	Any Warrant Certificate validly issued in accordance with the terms of this Indenture in effect at the time of issue of such Warrant Certificate shall, subject to the terms of this Indenture and applicable law, validly entitle the holder to acquire Subordinate Voting Shares, notwithstanding that the form of such Warrant Certificate may not be in the form currently required by this Indenture.

	(d)	No Warrant shall be considered issued, valid or obligatory nor shall the holder thereof be entitled to the benefits of this Indenture until the Warrant has been Authenticated by the Warrant Agent. Authentication by the Warrant Agent, including by way of entry on the register, shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of such Warrant Certificates or Uncertificated Warrants (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture, and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrants or any of them or of the consideration thereof. Authentication by the Warrant Agent shall be conclusive evidence as against the Corporation that the Warrants so Authenticated have been duly issued hereunder and that the holder thereof is entitled to the benefits of this Indenture.

	(e)	No Certificated Warrant shall be considered issued and Authenticated or, if Authenticated, shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by manual signature by or on behalf of the Warrant Agent substantially in the form of the Warrant Certificate set out in Schedule “A” hereto. Such Authentication on any such Certificated Warrant shall be conclusive evidence that such Certificated Warrant is duly Authenticated and is valid and a binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture.

	(f)	No Uncertificated Warrant shall be considered issued and shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the register of the particulars of the Uncertificated Warrant. Such entry on the register of the particulars of an Uncertificated Warrant shall be conclusive evidence that such Uncertificated Warrant is a valid and binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture.

	(g)	The Authentication by the Warrant Agent of any Warrants whether by way of entry on the register or otherwise shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or such Warrants (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrants or any of them or the proceeds thereof.

2.8	Legends.

	(a)	Neither the Warrants nor the Warrant Shares have been, nor will they be, registered under the U.S. Securities Act or under the securities laws of any of the states of the United States, and may not be offered, sold or otherwise disposed of by a U.S. Warrantholder unless an exemption or exclusion from the registration requirements of the U.S. Securities Act and applicable state securities laws is available or the Warrants and Warrant Shares, as applicable, are the subject of an effective registration statement under the U.S. Securities Act. Each Warrant Certificate or, if applicable, each certificate representing Warrant Shares issued to, or for the benefit or account of, a U.S. Warrantholder, and each Warrant Certificate or, if applicable, each certificate representing Warrant Shares issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legend or such variations thereof as the Corporation may prescribe from time to time (the “U.S. Legend”):

“THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, AND, IN THE CASE OF (C)(1) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided that, if the Warrants or Warrant Shares are being sold in compliance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations, this U.S. Legend may be removed (or the Warrants or Warrant Shares may be transferred to an unrestricted CUSIP) by the transferor providing a declaration to the Warrant Agent (or the transfer agent for the Subordinate Voting Shares, as applicable) and the Corporation in the form set forth in Schedule “C” or as the Corporation may prescribe from time to time, or such other evidence which may include an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation; provided further, that, if any such securities are being sold pursuant to Rule 144 under the U.S. Securities Act, if available, or in another transaction that does not require registration under the U.S. Securities Act or applicable state securities laws, the U.S. Legend may be removed (or the Warrants or Warrant Shares may be transferred to an unrestricted CUSIP) by delivery to the Warrant Agent (or the transfer agent for the Subordinate Voting Shares, as applicable) and the Corporation of an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that such U.S. Legend is no longer required under applicable requirements of the U.S. Securities Act and applicable state securities laws.

The Warrant Agent shall be entitled to request any other documents that it may reasonably require in accordance with its internal policies for the removal of the U.S. Legend set forth above.

(b)	Each CDS Global Warrant originally issued in Canada and held by the Depository, and each CDS Global Warrant issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legend or such variations thereof as the Corporation may prescribe from time to time:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO HARVEST HEALTH & RECREATION INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN, AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(c)	Notwithstanding any other provisions of this Indenture, in processing and registering transfers of Warrants, no duty or responsibility whatsoever shall rest upon the Warrant Agent to determine the compliance by any transferor or transferee with the terms of the legend contained in subsections 2.8(a) or 2.8(b), or with the relevant securities laws or regulations, including, without limitation, Regulation S, and the Warrant Agent shall be entitled to assume that all transfers that are processed in accordance with this Indenture are legal and proper.

2.9	Register of Warrants.

	(a)	The Warrant Agent shall maintain records and accounts concerning the Warrants, whether certificated or uncertificated, which shall contain the information called for below with respect to each Warrant, together with such other information as may be required by law or as the Warrant Agent may elect to record. All such information shall be kept in one set of accounts and records which the Warrant Agent shall designate (in such manner as shall permit it to be so identified as such by an unaffiliated party) as the register of the holders of Warrants. The information to be entered for each account in the register of Warrants at any time shall include (without limitation):

		(i)	the name and address of the holder of the Warrants, the date of Authentication thereof and the number of Warrants;

		(ii)	whether such Warrant is a Certificated Warrant or an Uncertificated Warrant and, if a Warrant Certificate, the unique number or code assigned to and imprinted thereupon and, if an Uncertificated Warrant, the unique number or code assigned thereto if any;

	(iii)	if any portion thereof has been exercised, the date and price of such exercise, and the remaining balance of such Warrants;

	(iv)	whether such Warrant has been cancelled; and

	(v)	a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered.

The register shall be available for inspection by the Corporation or any Warrantholder during the Warrant Agent’s regular business hours on a Business Day and upon payment to the Warrant Agent of its reasonable fees. Any Warrantholder exercising such right of inspection shall first provide an affidavit, in form satisfactory to the Corporation and the Warrant Agent, stating the name and address of the Warrantholder and agreeing not to use the information therein except in connection with an effort to call a meeting of Warrantholders or to influence the voting of Warrantholders at any meeting of Warrantholders.

(b)	Once an Uncertificated Warrant has been Authenticated, the information set forth in the register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect exercise or proper instructions to the Warrant Agent from the holder as provided herein, except that the Warrant Agent may act unilaterally to make purely administrative changes internal to the Warrant Agent and changes to correct errors. Each person who becomes a holder of an Uncertificated Warrant, by his, her or its acquisition thereof shall be deemed to have irrevocably: (i) consented to the foregoing authority of the Warrant Agent to make such minor error corrections; and (ii) agreed to pay to the Warrant Agent, promptly upon written demand, the full amount of all loss and expense (including without limitation reasonable legal fees of the Corporation and the Warrant Agent plus interest, at an appropriate then prevailing rate of interest to the Warrant Agent) sustained by the Corporation or the Warrant Agent as a proximate result of such error if, but only if, and only to the extent that such present or former holder realized any benefit as a result of such error and could reasonably have prevented, forestalled or minimized such loss and expense by prompt reporting of the error or avoidance of accepting benefits thereof whether or not such error is or should have been timely detected and corrected by the Warrant Agent; provided, that no person who is a bona fide purchaser shall have any such obligation to the Corporation or to the Warrant Agent.

2.10	Issue in Substitution for Warrant Certificates Lost, etc.

	(a)	If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue, and thereupon the Warrant Agent shall certify and deliver, a new Warrant Certificate of like tenor and bearing the same legend, if applicable, as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Warrant Agent, and the Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrants issued or to be issued hereunder.

	(b)	The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.10 shall bear the cost of the issue thereof and, in case of loss, destruction or theft, shall, as a condition precedent to the issuance thereof, furnish to the Corporation and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Warrant Agent, in their sole discretion, and such applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation and the Warrant Agent, in their sole discretion, and shall pay the reasonable charges of the Corporation and the Warrant Agent in connection therewith.

2.11	Exchange of Warrant Certificates.

	(a)	Any one or more Warrant Certificates representing any number of Warrants may, upon compliance with the reasonable requirements of the Warrant Agent (including compliance with applicable securities legislation), be exchanged for one or more other Warrant Certificates representing the same aggregate number of Warrants, and bearing the same legend, if applicable, as represented by the Warrant Certificate or Warrant Certificates so exchanged.

	(b)	Warrant Certificates may be exchanged only at the Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent. Any Warrant Certificate from the holder (or such other instructions, in form satisfactory to the Warrant Agent), tendered for exchange shall be surrendered to the Warrant Agency and cancelled by the Warrant Agent.

	(c)	Warrant Certificates exchanged for Warrant Certificates that bear the U.S. Legend set forth in Section 2.8(a) shall bear the same U.S. Legend.

2.12	Transfer and Ownership of Warrants.

	(a)	The Warrants may only be transferred on the register kept by the Warrant Agent at the Warrant Agency by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent only upon: (a) in the case of a Warrant Certificate, surrendering to the Warrant Agent at the Warrant Agency the Warrant Certificate representing the Warrants to be transferred together with a duly executed transfer form as set forth in Schedule “A” (together with a declaration for removal of U.S. Legend or opinion of counsel, if required by Section 2.8(a)); (b) in the case of Book Entry Only Warrants, in accordance with procedures prescribed by the Depository under the book entry registration system; (c) in the case of DRS Advices, in accordance with the procedures prescribed by the Warrant Agent; and (d) upon compliance with:

(i) the conditions herein;

(ii) such reasonable requirements as the Warrant Agent may prescribe; and

(iii) all applicable securities legislation and requirements of regulatory authorities;

and, in the case of (a) or (c) above, such transfer shall be duly noted in such register by the Warrant Agent. Upon compliance with such requirements, the Warrant Agent shall issue to the transferee a Warrant Certificate or DRS Advice, as applicable. Transfers within the systems of the Depository are not the responsibility of the Warrant Agent and will not be noted on the register maintained by the Warrant Agent.

(b)	If a Warrant Certificate tendered for transfer bears the U.S. Legend set forth in Section 2.8(a), the Warrant Agent shall not register such transfer unless the transferor has provided the Warrant Agent with the Warrant Certificate and: (A) the transfer is made to the Corporation; (B) the transfer is made outside of the United States in a transaction meeting the requirements of Rule 904 of Regulation S, and is in compliance with applicable local laws and regulations, and the transferor delivers to the Warrant Agent and the Corporation a declaration substantially in the form set forth in Schedule “C” to this Warrant Indenture, or in such other form as the Corporation may from time to time prescribe, together with such other evidence of the availability of an exemption or exclusion from registration under the U.S. Securities Act (which may, without limitation, include an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation) as the Corporation may reasonably require; (C) the transfer is made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by (i) Rule 144 thereunder, if available, or (ii) Rule 144A thereunder, if available, and in each case in accordance with any applicable state securities or “blue sky” laws; (D) the transfer is in compliance with another exemption from registration under the U.S. Securities Act and applicable state securities laws; or (E) the transfer is made pursuant to an effective registration statement under the U.S. Securities Act and in compliance with any applicable state securities laws; provided that, it has prior to any transfer pursuant to Sections 2.12(b)(C)(i) or 2.12(b)(D) furnished to the Warrant Agent and the Corporation an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect. In relation to a transfer under (C)(i) or (D) above, unless the Corporation and the Warrant Agent receive an opinion of counsel of recognized standing, reasonably satisfactory to the Corporation in form and substance, to the effect that the U.S. Legend set forth in subsection 2.8(a) is no longer required on the Warrant Certificates representing the transferred Warrants, the Warrant Certificates received by the transferee will continue to bear the U.S. Legend set forth in Section 2.8(a).

(c)	Subject to the provisions of this Indenture, Applicable Legislation and applicable law, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants, and the issue of Subordinate Voting Shares by the Corporation upon the exercise of Warrants in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Corporation and the Warrant Agent with respect to such Warrants, and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder.

2.13	Cancellation of Surrendered Warrants.

All Warrant Certificates surrendered pursuant to Article 3 or transferred or exchanged pursuant to Article 2 shall be cancelled by the Warrant Agent, and, upon such circumstances, all such Uncertificated Warrants shall be deemed cancelled and so noted on the register by the Warrant Agent. Upon request by the Corporation, the Warrant Agent shall furnish to the Corporation a cancellation certificate identifying the Warrant Certificates so cancelled, the number of Warrants evidenced thereby, the number of Subordinate Voting Shares, if any, issued pursuant to such Warrants and the details of any Warrant Certificates issued in substitution or exchange for such Warrant Certificates cancelled.

Article 3

EXERCISE OF WARRANTS

3.1	Right of Exercise.

Subject to the provisions hereof, each Warrantholder may exercise the right conferred on such holder to subscribe for and purchase one (1) Subordinate Voting Share for each Warrant after the Issue Date and prior to the Expiry Time, subject to adjustment, and in accordance with the conditions herein; provided, however, that if a Warrant tendered for exercise bears the U.S. Legend set forth in Section 2.8(a), such exercise must be permitted under the U.S. Securities Act and under any applicable United States state securities laws.

3.2	Warrant Exercise.

	(a)	Holders of Certificated Warrants who wish to exercise the Warrants held by them in order to acquire Subordinate Voting Shares must, if permitted pursuant to the terms and conditions hereunder and as set forth in any applicable legend, complete the exercise form (the “Exercise Notice”) attached to the Warrant Certificate(s) which form is attached hereto as Schedule “B”, which may be amended by the Corporation with the consent of the Warrant Agent, if such amendment does not, in the reasonable opinion of the Corporation and the Warrant Agent, which may be based on the advice of Counsel, materially and adversely affect the rights, entitlements and interests of the Warrantholders, and deliver such certificate(s), the executed Exercise Notice and a certified cheque, bank draft or money order payable to or to the order of the Corporation for the aggregate Exercise Price to the Warrant Agent at the Warrant Agency. The Warrants represented by a Warrant Certificate shall be deemed to be surrendered upon personal delivery of such certificate, Exercise Notice and aggregate Exercise Price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above.

	(b)	In addition to completing the Exercise Notice attached to the Warrant Certificate(s), a U.S. Warrantholder must provide an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Corporation, or other evidence that the exercise is exempt from the registration requirements of the U.S. Securities Act and applicable securities laws of any state of the United States.

(c)	A Warrantholder evidenced by a security entitlement in respect of Warrants must complete the Exercise Notice and deliver the executed Exercise Notice and a certified cheque, bank draft or money order payable to or to the order of the Corporation for the aggregate Exercise Price to the Warrant Agent at the Warrant Agency. The Uncertificated Warrants shall be deemed to be surrendered upon receipt of the Exercise Notice and aggregate Exercise Price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above.

(d)	A beneficial owner of Warrants issued in uncertificated form evidenced by a security entitlement in respect of Warrants in the book entry registration system who desires to exercise his or her Warrants must do so by causing a Book Entry Only Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, as well as payment for the aggregate Exercise Price, the Depository shall deliver to the Warrant Agent confirmation of its intention to exercise Warrants (a “Confirmation”) in a manner acceptable to the Warrant Agent, including by electronic means through a book based registration system, including CDSX. An electronic exercise of the Warrants initiated by the Book Entry Only Participant through a book based registration system, including CDSX, shall constitute a representation to both the Corporation and the Warrant Agent that the beneficial owner at the time of exercise of such Warrants is not a U.S. Warrantholder; or

If the Book Entry Only Participant is not able to make or deliver either the representations in Section 3.2(d) or the representations in Section 3.2(b) by initiating the electronic exercise of the Warrants, then (a) such Warrants shall be withdrawn from the book based registration system, including CDSX, by the Book Entry Only Participant; (b) an individually registered Warrant Certificate shall be issued by the Warrant Agent to such beneficial owner or Book Entry Only Participant and (c) the exercise procedures set forth in Section 3.2(a) shall be followed.

(e)	Payment representing the aggregate Exercise Price must be provided to the appropriate office of the Book Entry Only Participant in a manner acceptable to it. A notice in form acceptable to the Book Entry Only Participant and payment from such beneficial holder should be provided to the Book Entry Only Participant sufficiently in advance so as to permit the Book Entry Only Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to the Warrant Agent prior to Expiry Time. The Depository will initiate the exercise by way of the Confirmation and forward the aggregate Exercise Price electronically to the Warrant Agent for prompt onward payment by the Warrant Agent to the Corporation which the Warrant Agent will promptly pay to the Corporation, and the Warrant Agent will execute the exercise by issuing to the Depository through the book entry registration system the Subordinate Voting Shares to which the exercising beneficial owner is entitled pursuant to the exercise. Any expense associated with the exercise process will be for the account of the entitlement holder exercising the Warrants and/or the Book Entry Only Participant exercising the Warrants on its behalf.

(f)	By causing a Book Entry Only Participant to deliver notice to the Depository, a beneficial owner shall be deemed to have irrevocably surrendered his or her Warrants so exercised and appointed such Book Entry Only Participant to act as his or her exclusive settlement agent with respect to the exercise of the Warrants and the receipt of Subordinate Voting Shares in connection with the obligations arising from such exercise.

(g)	Any notice which the Depository determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect, and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Book Entry Only Participant to exercise or to give effect to the settlement thereof in accordance with the beneficial owner’s instructions will not give rise to any obligations or liability on the part of the Corporation or Warrant Agent to the Book Entry Only Participant or the beneficial owner.

(h)	Any exercise form or Exercise Notice referred to in this Section 3.2 shall be signed by the Warrantholder, or its executors or administrators or other legal representatives or an attorney of the Warrantholder, duly appointed by an instrument in writing satisfactory to the Warrant Agent, but such exercise form need not be executed by the Depository.

(i)	Any exercise referred to in this Section 3.2 shall require that the entire Exercise Price for Subordinate Voting Shares subscribed must be paid at the time of subscription, and such Exercise Price and original Exercise Notice executed by the Warrantholder or the Confirmation from the Depository must be received by the Warrant Agent prior to the Expiry Time.

(j)	Notwithstanding the foregoing in this Section 3.2, Warrants may only be exercised pursuant to this Section 3.2 by or on behalf of a Warrantholder, as applicable, who makes the certifications set forth on the Exercise Notice set out in Schedule “B” or as provided herein.

(k)	If the form of Exercise Notice set forth in the Warrant Certificate shall have been amended, the Corporation shall cause the amended Exercise Notice to be forwarded to all Warrantholders.

(l)	Exercise Notices and Confirmations must be delivered to the Warrant Agent at any time during the Warrant Agent’s actual business hours on any Business Day prior to the Expiry Time. Any Exercise Notice or Confirmations received by the Warrant Agent after business hours on any Business Day other than the Expiry Date will be deemed to have been received by the Warrant Agent on the next following Business Day.

(m)	Any Warrant with respect to which an Exercise Notice or Confirmation is not received by the Warrant Agent before the Expiry Time shall be deemed to have expired and become void and all rights with respect to such Warrants shall terminate and be cancelled.

3.3	U.S. Restrictions.

The Warrants and the Warrant Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and the Warrants may not be exercised within the United States or by or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless an exemption from such registration requirements is available.

(a)	Warrants may not be exercised except in compliance with the requirements set forth herein, in the Warrant Certificate hereto and in the Exercise Notice attached thereto.

(b)	Subordinate Voting Shares issued upon the exercise of any Certificated Warrant (and each certificate issued in exchange therefor or in substitution thereof) (i) which bears the U.S. Legend set forth in Section 2.8(a), or (ii) other than pursuant to Box A of the Exercise Form attached as Schedule “B” hereto shall be issued in certificated form and, upon such issuance, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, AND, IN THE CASE OF (C)(1) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

Provided that, if any such securities are being sold in compliance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations, the legend set forth above may be removed by providing a declaration to the Corporation’s registrar and transfer agent and to the Corporation in the form set forth in Schedule “C” or as the Corporation may prescribe from time to time, or such other evidence which may include an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation; provided further, that, if any such securities are being sold pursuant to Rule 144 under the U.S. Securities Act, if available, or in another transaction that does not require registration under the U.S. Securities Act or applicable state securities laws, the legend may be removed by delivery to the registrar and transfer agent of the Corporation and to the Corporation of an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws.

3.4	Transfer Fees and Taxes.

If any of the Subordinate Voting Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the Warrantholder shall execute the form of transfer and will comply with such reasonable requirements as the Warrant Agent may stipulate and will pay to the Corporation or the Warrant Agent on behalf of the Corporation, all applicable transfer or similar taxes, and the Corporation will not be required to issue or deliver certificates evidencing Subordinate Voting Shares unless or until such Warrantholder shall have paid to the Corporation, or the Warrant Agent on behalf of the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation and the Warrant Agent that such tax has been paid or that no tax is due.

3.5	Warrant Agency.

To facilitate the exchange, transfer or exercise of Warrants and compliance with such other terms and conditions hereof as may be required, the Corporation has appointed the Warrant Agency, as the agency at which Warrants may be surrendered for exchange or transfer or at which Warrants may be exercised, and the Warrant Agent has accepted such appointment. The Corporation may, from time to time, designate alternate or additional places as the Warrant Agency (subject to the Warrant Agent’s prior approval) and will give notice to the Warrant Agent of any proposed change of the Warrant Agency. Branch registers shall also be kept at such other place or places, if any, as the Corporation, with the approval of the Warrant Agent, may designate. The Warrant Agent will, from time to time, when requested to do so by the Corporation or any Warrantholder and upon payment of the Warrant Agent’s reasonable charges, furnish a list of the names and addresses of Warrantholders showing the number of Warrants held by each such Warrantholder.

3.6	Effect of Exercise of Warrant Certificates.

(a)	Upon the exercise of Warrants pursuant to and in compliance with Section 3.2 and subject to Section 3.3 and Section 3.4, the Subordinate Voting Shares to be issued pursuant to the Warrants exercised shall be deemed to have been issued, and the person or persons to whom such Subordinate Voting Shares are to be issued shall be deemed to have become the holder or holders of such Subordinate Voting Shares on the Exercise Date unless the register shall be closed on such date, in which case the Subordinate Voting Shares subscribed for shall be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Subordinate Voting Shares, on the date on which such register is reopened. It is hereby understood that, in order for persons to whom Subordinate Voting Shares are to be issued, to become holders of Subordinate Voting Shares of record on the Exercise Date, beneficial holders must commence the exercise process sufficiently in advance so that the Warrant Agent is in receipt of all items of exercise at least one Business Day prior to such Exercise Date.

(b)	As soon as practicable, and in any event no later than within five Business Days after the Exercise Date with respect to a Warrant, the Warrant Agent shall cause to be delivered or mailed to the person or persons in whose name or names the Warrant is registered or, if so specified in writing by the holder, cause to be delivered to such person or persons at the Warrant Agency where the Warrant Certificate was surrendered, a certificate or certificates for the appropriate number of Subordinate Voting Shares subscribed for, or any other appropriate evidence of the issuance of Subordinate Voting Shares to such person or persons in respect of Subordinate Voting Shares issued under the book entry registration system.

3.7	Partial Exercise of Warrants; Fractions.

(a)	The holder of any Warrants may exercise his right to acquire a number of whole Subordinate Voting Shares less than the aggregate number that the holder is entitled to acquire. In the event of any exercise of a number of Warrants less than the number that the holder is entitled to exercise, the holder of Warrants upon such exercise shall, in addition, be entitled to receive, without charge therefor, one or more new Warrant Certificates, bearing the same legend, if applicable, or other appropriate evidence of Warrants, in respect of the balance of the Warrants held by such holder and which were not then exercised.

(b)	Notwithstanding anything herein contained including any adjustment provided for in Section 4.1, no fractional Subordinate Voting Shares will be issuable upon any exercise of any Warrant, and the holder of such Warrant will not be entitled to any cash payment or compensation in lieu of a fractional Subordinate Voting Share. Warrants may only be exercised in a sufficient number to acquire whole numbers of Subordinate Voting Shares. Any fractional Subordinate Voting Shares shall be rounded down to the nearest whole number.

3.8	Expiration of Warrants.

Immediately after the Expiry Time, all rights under any Warrant in respect of which the right of acquisition provided for herein shall not have been exercised shall cease and terminate, and each Warrant shall be void and of no further force or effect.

3.9	Accounting and Recording.

(a)	The Warrant Agent shall promptly account to the Corporation with respect to Warrants exercised, and shall promptly forward to the Corporation (or into an account or accounts of the Corporation with the bank or trust company designated by the Corporation for that purpose), all monies received by the Warrant Agent on the subscription of Subordinate Voting Shares through the exercise of Warrants. All such monies and any securities or other instruments, from time to time received by the Warrant Agent, shall be received as agent for, and shall be segregated and kept apart by the Warrant Agent, the Warrantholders and the Corporation as their interests may appear.

(b)	The Warrant Agent shall record the particulars of Warrants exercised, which particulars shall include the names and addresses of the persons who become holders of Subordinate Voting Shares on exercise and the Exercise Date, in respect thereof. The Warrant Agent shall provide such particulars in writing to the Corporation and to its registrar and transfer agent for its Subordinate Voting Shares within five Business Days of any request by the Corporation therefor.

3.10	Securities Restrictions.

Notwithstanding anything herein contained, Subordinate Voting Shares will be issued upon exercise of a Warrant only in compliance with the securities laws of any applicable jurisdiction.

Article 4

ADJUSTMENT OF NUMBER OF COMMON SHARES, EXERCISE PRICE AND WARRANT ACCELERATION THRESHOLD PRICE

4.1	Adjustment of Number of Subordinate Voting Shares and Exercise Price.

The subscription rights in effect under the Warrants for Subordinate Voting Shares issuable upon the exercise of the Warrants shall be subject to adjustment, from time to time, as follows:

(a)	if, at any time during the Adjustment Period, the Corporation shall:

(i)	subdivide, re-divide or change its outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares;

(ii)	reduce, combine or consolidate its outstanding Subordinate Voting Shares into a lesser number of Subordinate Voting Shares; or

(iii)	issue Subordinate Voting Shares or securities exchangeable for, or convertible into, Subordinate Voting Shares to all or substantially all of the holders of Subordinate Voting Shares by way of stock dividend or other distribution (other than a distribution of Subordinate Voting Shares upon the exercise of Warrants or any outstanding options);

(any of such events in Section 4.1(a)(i), (ii) or (iii) being called a “Subordinate Voting Share Reorganization”), then the Exercise Price shall be adjusted as of the effective date or record date of such subdivision, re-division, change, reduction, combination, consolidation or distribution, as the case may be, shall in the case of the events referred to in (i) or (iii) above be decreased in proportion to the number of outstanding Subordinate Voting Shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (ii) above, be increased in proportion to the number of outstanding Subordinate Voting Shares resulting from such reduction, combination or consolidation by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Subordinate Voting Shares outstanding on such effective date or record date before giving effect to such Subordinate Voting Share Reorganization and the denominator of which shall be the number of Subordinate Voting Shares outstanding as of the effective date or record date after giving effect to such Subordinate Voting Shares Reorganization (including, in the case where securities exchangeable for or convertible into Subordinate Voting Shares are distributed, the number of Subordinate Voting Share that would have been outstanding had such securities been exchanged for or converted into Subordinate Voting Shares on such record date or effective date). Such adjustment shall be made successively whenever any event referred to in this Section 4.1(a) shall occur. Upon any adjustment of the Exercise Price pursuant to Section 4.1(a), the Exchange Rate shall be contemporaneously adjusted by multiplying the number of Subordinate Voting Shares theretofore obtainable on the exercise thereof by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment;

(b)	if and whenever, at any time during the Adjustment Period, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Subordinate Voting Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Subordinate Voting Shares (or securities convertible or exchangeable into Subordinate Voting Shares) at a price per Subordinate Voting Share (or having a conversion or exchange price per Subordinate Voting Share) less than 95% of the Current Market Price on such record date (a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Subordinate Voting Shares outstanding on such record date plus a number of Subordinate Voting Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Subordinate Voting Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator shall be the total number of Subordinate Voting Shares outstanding on such record date plus the total number of additional Subordinate Voting Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable; any Subordinate Voting Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that no such rights or warrants are exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or, if any such rights or warrants are exercised, to the Exercise Price which would then be in effect based upon the number of Subordinate Voting Shares (or securities convertible or exchangeable into Subordinate Voting Shares) actually issued upon the exercise of such rights or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this Section 4.1(b), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment. Such adjustment will be made successively whenever such a record date is fixed, provided that, if two or more such record dates or record dates referred to in this Section 4.1(b) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates;

(c)	if and whenever at any time during the Adjustment Period the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Subordinate Voting Shares of: (i) securities of any class, whether of the Corporation or any other person (other than Subordinate Voting Shares); (ii) rights, options or warrants to subscribe for or purchase Subordinate Voting Shares (or other securities convertible into or exchangeable for Subordinate Voting Shares), other than pursuant to a Rights Offering; (iii) evidences of its indebtedness; or (iv) any property or other assets, then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Subordinate Voting Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the Corporation (whose determination shall be conclusive), subject to any required stock exchange approval, of such securities or other assets so issued or distributed over the fair market value of any consideration received therefor by the Corporation from the holders of the Subordinate Voting Shares, and of which the denominator shall be the total number of Subordinate Voting Shares outstanding on such record date multiplied by the Current Market Price; and Subordinate Voting Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Exercise Price pursuant to this Section 4.1(c), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment;

(d)	if and whenever at any time during the Adjustment Period, there is a reclassification of the Subordinate Voting Shares or a capital reorganization of the Corporation other than as described in Section 4.1(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership, limited liability company or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership, limited liability company or other entity, any Warrantholder who has not exercised its right of acquisition prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive upon payment of the Exercise Price and shall accept, in lieu of the number of Subordinate Voting Shares that prior to such effective date the Warrantholder would have been entitled to receive, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership, limited liability company or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Warrantholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Subordinate Voting Shares to which prior to such effective date it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Warrant Agent, relying on advice of Counsel, to give effect to or to evidence the provisions of this Section 4.1(d), the Corporation, its successor, or such purchasing body corporate, partnership, limited liability company, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Warrant Agent pursuant to the provisions of this Section 4.1(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 8 hereof. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, limited liability company, trust or other entity and the Warrant Agent shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

(e)	in any case in which this Section 4.1 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Warrantholder of any Warrant exercised after the record date and prior to completion of such event the additional Subordinate Voting Shares issuable by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such Warrantholder an appropriate instrument evidencing such Warrantholder’s right to receive such additional Subordinate Voting Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Subordinate Voting Shares declared in favour of holders of record of Subordinate Voting Shares on and after the relevant date of exercise or such later date as such Warrantholder would, but for the provisions of this Section 4.1(e), have become the holder of record of such additional Subordinate Voting Shares pursuant to Section 4.1;

(f)	in any case in which Section 4.1(a)(iii), Section 4.1(b) or Section 4.1(c) require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the Warrantholders of the outstanding Warrants receive, subject to any required stock exchange or regulatory approval, the rights or warrants referred to in Section 4.1(a)(iii), Section 4.1(b) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in Section 4.1(c), as the case may be, in such kind and number as they would have received if they had been holders of Subordinate Voting Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrant having then been exercised into Subordinate Voting Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be;

(g)	the adjustments provided for in this Section 4.1 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 4.1, provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect and no change in the number of Subordinate Voting Shares issuable upon exercise of the Warrants shall be required unless such adjustment would require adjustment by at least one one-hundredth of a Subordinate Voting Share, as applicable; provided, however, that any adjustments that, by reason of this Section 4.1(g), are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

(h)	after any adjustment pursuant to this Section 4.1, the term “Subordinate Voting Shares” where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, the Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Subordinate Voting Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Subordinate Voting Shares or other property or securities a Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Warrant.

4.2	Entitlement to Subordinate Voting Shares on Exercise of Warrant.

All Subordinate Voting Shares or shares of any class or other securities, which a Warrantholder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Indenture, be deemed to be Subordinate Voting Shares that such Warrantholder is entitled to acquire pursuant to such Warrant.

4.3	No Adjustment for Certain Transactions.

Notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Subordinate Voting Shares is being made pursuant to this Indenture or in connection with: (a) any share incentive plan or restricted share plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Corporation; (b) the satisfaction of existing instruments issued at the date hereof; or (c) payment of Dividends in the ordinary course.

4.4	Determination by Independent Firm.

In the event of any question arising with respect to the adjustments provided for in this Article 4, such question shall be conclusively determined by an independent firm of chartered professional accountants (other than the Auditors), who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Warrant Agent, all holders and all other persons interested therein.

4.5	Proceedings Prior to any Action Requiring Adjustment.

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Subordinate Voting Shares which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of Counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Subordinate Voting Shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

4.6	Certificate of Adjustment.

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.1, deliver a certificate of the Corporation to the Warrant Agent specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Corporation’s Auditors verifying such calculation. The Warrant Agent shall rely, and shall be protected in so doing, upon the certificate of the Corporation or of the Corporation’s Auditor and any other document filed by the Corporation pursuant to this Article 4 for all purposes.

4.7	Notice of Special Matters.

The Corporation covenants with the Warrant Agent that, so long as any Warrant remains outstanding, it will give notice to the Warrant Agent and to the Warrantholders of its intention to fix a record date that is prior to the Expiry Date for any matter for which an adjustment may be required pursuant to Section 4.1. Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The Corporation shall use its reasonable commercial efforts to give such notice not less than 14 days prior to such applicable record date. If notice has been given and the adjustment is not then determinable, the Corporation shall promptly, after the adjustment is determinable, file with the Warrant Agent a computation of the adjustment and give notice to the Warrantholders of such adjustment computation.

4.8	No Action after Notice.

The Corporation covenants with the Warrant Agent that it will not close its transfer books or take any other corporate action which would deprive the Warrantholder of the opportunity to exercise its right of acquisition pursuant thereto during the period of 14 days after the giving of the certificate or notices set forth in Section 4.6 and Section 4.7.

4.9	Other Action.

If the Corporation, after the date hereof, shall take any action affecting the Subordinate Voting Shares (other than action described in Section 4.1), which in the reasonable opinion of the directors of the Corporation, would materially affect the rights of Warrantholders, the Exercise Price and/or the Exchange Rate, the number of Subordinate Voting Shares which may be acquired upon exercise of the Warrants shall be adjusted in such manner and at such time, by action of the directors, acting reasonably and in good faith, in their sole discretion, as they may determine to be equitable to the Warrantholders in the circumstances, provided that no such adjustment will be made unless any requisite prior approval of any stock exchange on which the Subordinate Voting Shares are listed for trading has been obtained.

4.10	Protection of Warrant Agent.

The Warrant Agent shall not:

(a)	at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)	be accountable with respect to the validity or value (or the kind or amount) of any Subordinate Voting Shares or of any other securities or property which may, at any time, be issued or delivered upon the exercise of the rights attaching to any Warrant;

(c)	be responsible for any failure of the Corporation to issue, transfer or deliver Subordinate Voting Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article; and

(d)	incur any liability or be in any way responsible for the consequences of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Corporation.

4.11	Participation by Warrantholder.

No adjustments shall be made pursuant to this Article 4 if the Warrantholders are entitled to participate in any event described in this Article 4 on the same terms, mutatis mutandis, as if the Warrantholders had exercised their Warrants prior to, or on the effective date or record date of, such event.

4.12	Adjustment of Warrant Accleration Threshold Price.

In the event that the Exercise Price is adjusted pursuant to this Article 4, the Warrant Acceleration Threshold Price shall be correspondingly adjusted, such that the ratio between the Exercise Price and the Warrant Acceleration Threshold Price remains equivalent to the ratio of such amounts on the Closing Date.

Article 5

RIGHTS OF THE CORPORATION AND COVENANTS

5.1	Optional Purchases by the Corporation.

Subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, if any, the Corporation may, from time to time purchase, by private contract or otherwise any of the Warrants. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine. In the case of Certificated Warrants, Warrant Certificates representing the Warrants purchased pursuant to this Section 5.1 shall forthwith be delivered to and cancelled by the Warrant Agent and reflected accordingly on the register of Warrants. In the case of Uncertificated Warrants, the Warrants purchased pursuant to this Section 5.1 shall be reflected accordingly on the register of Warrants and in accordance with procedures prescribed by the Depository under the book entry registration system or, with respect to Uncertificated Warrants represented by a DRS Advice, reflected on the register of Warrants and in accordance with the procedures of the Warrant Agent for its DRS. No Warrants shall be issued in replacement thereof.

5.2	General Covenants.

The Corporation covenants with the Warrant Agent that, so long as any Warrants remain outstanding:

(a)	it will reserve and keep available a sufficient number of Subordinate Voting Shares for the purpose of enabling it to satisfy its obligations to issue Subordinate Voting Shares upon the exercise of the Warrants;

(b)	it will cause the Subordinate Voting Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrants and the terms hereof;

(c)	all Subordinate Voting Shares which shall be issued upon exercise of the right to acquire provided for herein shall be fully paid and non-assessable;

(d)	it will use reasonable commercial efforts to maintain its existence and carry on its business in the ordinary course;

(e)	it will use reasonable commercial efforts to ensure that all Subordinate Voting Shares outstanding or issuable from time to time (including without limitation the Subordinate Voting Shares issuable on the exercise of the Warrants) continue to be or are listed and posted for trading on the CSE (or such other Canadian stock exchange acceptable to the Corporation), provided that this clause shall not be construed as limiting or restricting the Corporation from completing a consolidation, amalgamation, arrangement, takeover bid or merger that would result in the Subordinate Voting Shares ceasing to be listed and posted for trading on the CSE, so long as the holders of Subordinate Voting Shares receive securities of an entity that is listed on a stock exchange in Canada or the United States, or cash, or the holders of the Subordinate Voting Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of the CSE or other Canadian stock exchange on which the Subordinate Voting Shares are trading;

(f)	it will make all requisite filings under applicable Canadian securities legislation including those necessary to remain a reporting issuer not in default in each of the provinces and other Canadian jurisdictions where it is or becomes a reporting issuer for a period of 24 months after the Effective Date, provided that this clause shall not be construed as limiting or restricting the Corporation from completing a consolidation, amalgamation, arrangement, takeover bid or merger that would result in the Subordinate Voting Shares ceasing to be listed and posted for trading on the CSE (or such other Canadian stock exchange acceptable to the Corporation), so long as the holders of Subordinate Voting Shares receive securities of an entity that is listed on a stock exchange in Canada or the United States, or cash, or the holders of the Subordinate Voting Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of the CSE or other Canadian stock exchange on which the Subordinate Voting Shares are trading;

(g)	the Corporation will promptly notify the Warrant Agent and the Warrantholders in writing of any default under the terms of this Warrant Indenture which remains unrectified for more than ten days following its occurrence;

(h)	the Corporation will generally perform and carry out all of the acts or things to be done by it as provided in this Warrant Indenture.

5.3	Warrant Agent’s Remuneration and Expenses.

The Corporation covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of the duties hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Warrant Agent against unpaid invoices and shall be payable upon demand. This Section shall survive the resignation or removal of the Warrant Agent and/or the termination of this Indenture.

5.4	Performance of Covenants by Warrant Agent.

If the Corporation fails to perform any of its covenants contained in this Indenture, the Warrant Agent may notify the Warrantholders of such failure on the part of the Corporation and may itself perform any of the covenants capable of being performed by it but, subject to Section 9.2, shall be under no obligation to perform said covenants or to notify the Warrantholders of such performance by it. All sums expended or advanced by the Warrant Agent in so doing shall be repayable as provided in Section 5.3. No such performance, expenditure or advance by the Warrant Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

5.5	Enforceability of Warrants.

The Corporation covenants and agrees that it is duly authorized to create and issue the Warrants to be issued hereunder and that the Warrants, when issued and Authenticated as herein provided, will be valid and enforceable against the Corporation in accordance with the provisions hereof and the terms hereof and that, subject to the provisions of this Indenture, the Corporation will cause the Subordinate Voting Shares from time to time acquired upon exercise of Warrants issued under this Indenture to be duly issued and delivered in accordance with the terms of this Indenture.

Article 6

ENFORCEMENT

6.1	Suits by Warrantholders.

All or any of the rights conferred upon any Warrantholder by any of the terms of this Indenture may be enforced by the Warrantholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders.

6.2	Suits by the Corporation.

The Corporation shall have the right to enforce full payment of the Exercise Price of all Subordinate Voting Shares issued by the Warrant Agent to a Warrantholder hereunder and shall be entitled to demand such payment from the Warrantholder or alternatively to instruct the Warrant Agent to cancel the share certificates and amend the securities register accordingly.

6.3	Immunity of Shareholders, etc.

The Warrant Agent and the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, trustee, director, officer, employee or agent of the Corporation or any successor entity on any covenant, agreement, representation or warranty by the Corporation herein.

6.4	Waiver of Default.

Upon the happening of any default hereunder:

(a)	the holders of not less than 51% of the Warrants then outstanding shall have power (in addition to the powers exercisable by Extraordinary Resolution) by requisition in writing to instruct the Warrant Agent to waive any default hereunder and the Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b)	the Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Warrant Agent may deem advisable, on the advice of Counsel, if, in the Warrant Agent’s opinion, based on the advice of Counsel, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Warrant Agent or of the Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Warrant Agent or of the Warrantholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

Article 7
MEETINGS OF WARRANTHOLDERS

7.1	Right to Convene Meetings.

The Warrant Agent may, at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Warrantholders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Corporation or by the Warrantholders signing such Warrantholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Warrantholders. If the Warrant Agent fails to so call a meeting within seven days after receipt of such written request of the Corporation or such Warrantholders’ Request and the indemnity and funding given as aforesaid, the Corporation or such Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Vancouver, British Columbia or at such other place as may be mutually approved or determined by the Warrant Agent and the Corporation.

7.2	Notice.

At least 21 days’ prior written notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided for in Section 10.2 and a copy of such notice shall be sent by mail to the Warrant Agent (unless the meeting has been called by the Warrant Agent) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Section 7.2.

7.3	Chairman.

An individual (who need not be a Warrantholder) designated in writing by the Warrant Agent and the Corporation shall be chairman of the meeting and, if no individual is so designated, or if the individual so designated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall choose an individual present to be chairman.

7.4	Quorum.

Subject to the provisions of Section 7.11, at any meeting of the Warrantholders a quorum shall consist of Warrantholder(s) present in person or by proxy holding at least 10% of the aggregate of all the then outstanding Warrants. If a quorum of the Warrantholders shall not be present within thirty minutes from the time fixed for holding any meeting, the meeting, if summoned by Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not hold at least 10% of all the then outstanding Warrants.

7.5	Power to Adjourn.

The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

7.6	Show of Hands.

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands, except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

7.7	Poll and Voting.

(a)	On every Extraordinary Resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Warrantholders acting in person or by proxy and holding in the aggregate at least 5% of all the Warrants then outstanding, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by Extraordinary Resolution shall be decided by a majority of the votes cast on the poll.

(b)	On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Warrant then held or represented by it. A proxy need not be a Warrantholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

7.8	Regulations.

(a)	The Warrant Agent, or the Corporation with the approval of the Warrant Agent, may from time to time make and from time to time vary such regulations as it shall think fit for the setting of the record date for a meeting for the purpose of determining Warrantholders entitled to receive notice of and to vote at the meeting.

(b)	Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 7.9), shall be Warrantholders or proxies of Warrantholders.

7.9	Corporation and Warrant Agent May be Represented.

The Corporation and the Warrant Agent, by their respective directors, officers, agents, and employees and the Counsel for the Corporation and for the Warrant Agent may attend any meeting of the Warrantholders.

7.10	Powers Exercisable by Extraordinary Resolution.

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrantholders at a meeting shall, subject to the provisions of Section 7.11, have the power exercisable from time to time by Extraordinary Resolution:

(a)	to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Warrant Agent in its capacity as warrant agent hereunder (subject to the Warrant Agent’s prior consent, acting reasonably) or on behalf of the Warrantholders against the Corporation whether such rights arise under this Indenture or otherwise;

(b)	to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Warrantholders;

(c)	to direct or to authorize the Warrant Agent, subject to Section 9.2(b) hereof, to enforce any of the covenants on the part of the Corporation contained in this Indenture or to enforce any of the rights of the Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(d)	to waive, and to direct the Warrant Agent to waive, any default on the part of the Corporation in complying with any provisions of this Indenture either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(e)	to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Indenture or to enforce any of the rights of the Warrantholders;

(f)	to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

(g)	to assent to any change in or omission from the provisions contained in this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(h)	with the consent of the Corporation, such consent not to be unreasonably withheld, to remove the Warrant Agent or its successor in office and to appoint a new warrant agent or warrant agents to take the place of the Warrant Agent so removed; and

(i)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

7.11	Meaning of Extraordinary Resolution.

(a)	The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter provided in this Section 7.11 and in Section 7.14, a resolution: (i) proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 7 at which there are present in person or by proxy Warrantholders holding at least 10% of the aggregate number of then outstanding Warrants and passed by the affirmative votes of Warrantholders holding not less than 66 2/3% of the aggregate number of then outstanding Warrants at the meeting and voted on the poll upon such resolution; or (ii) in writing signed by the holders of at least 66 2/3% of the then outstanding Warrants on any matter that would otherwise be voted upon at a meeting called to approve such resolution as contemplated in Section 7.11(a)(i).

(b)	If, at the meeting at which an Extraordinary Resolution is to be considered, Warrantholders holding at least 10% of the aggregate number of then outstanding Warrants are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders’ Request, shall be dissolved, but, in any other case, it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 14 days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 10.2. Such notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section 7.11(a) shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that Warrantholders holding at least 10% of the aggregate number of then outstanding Warrants are not present in person or by proxy at such adjourned meeting.

(c)	Subject to Section 7.14, votes on an Extraordinary Resolution shall always be given on a poll, and no demand for a poll on an Extraordinary Resolution shall be necessary.

7.12	Powers Cumulative.

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time, and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.

7.13	Minutes.

Minutes of all resolutions and proceedings at every meeting of Warrantholders shall be made and duly entered in books to be provided from time to time for that purpose by the Warrant Agent at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

7.14	Instruments in Writing.

All actions that may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 7 may also be taken and exercised by Warrantholders holding not less than 66 2/3% of the aggregate number of all of the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney duly appointed in writing, and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

7.15	Binding Effect of Resolutions.

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 7 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with Section 7.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

7.16	Holdings by Corporation Disregarded.

In determining whether Warrantholders holding Warrants evidencing the required number of Warrants are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, Extraordinary Resolution, Warrantholders’ Request or other action under this Indenture, Warrants owned legally or beneficially by the Corporation shall be disregarded in accordance with the provisions of Section 10.7.

Article 8

SUPPLEMENTAL INDENTURES

8.1	Provision for Supplemental Indentures for Certain Purposes.

From time to time, the Corporation (when authorized by action of the directors) and the Warrant Agent may, subject to CSE approval (if required) and the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	setting forth any adjustments resulting from the application of the provisions of Article 4;

(b)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Warrant Agent, relying on the advice of Counsel, prejudicial to the interests of the Warrantholders;

(c)	giving effect to any Extraordinary Resolution passed as provided in Section 7.11;

(d)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any stock exchange, provided that such provisions are not, in the opinion of the Warrant Agent, relying on the advice of Counsel, prejudicial to the interests of the Warrantholders;

(e)	adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrants, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

(f)	modifying any of the provisions of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Warrant Agent, relying on the advice of Counsel, such modification or relief in no way prejudices any of the rights of the Warrantholders or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative;

(g)	providing for the issuance of additional Warrants hereunder, including Warrants in excess of the number set out in Section 2.1 and any consequential amendments hereto as may be required by the Warrant Agent relying on the advice of Counsel; and

(h)	for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Warrant Agent, relying on the advice of Counsel, the rights of the Warrant Agent and of the Warrantholders are in no way prejudiced thereby.

8.2	Successor Entities.

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to or with another entity (“successor entity”), the successor entity resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent acting reasonably and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

Article 9

CONCERNING THE WARRANT AGENT

9.1	Indenture Legislation.

(a)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(b)	The Corporation and the Warrant Agent agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

9.2	Rights and Duties of Warrant Agent.

(a)	In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from liability for its own grossly negligent action, willful misconduct, bad faith or fraud.

(b)	The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice by the Warrant Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and to hold harmless the Warrant Agent and its officers, directors, employees and agents, against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(c)	The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders, at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrants the Warrant Agent shall issue receipts.

(d)	Every provision of this Indenture that, by its terms, relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation.

9.3	Evidence, Experts and Advisers.

(a)	In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

(b)	In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Warrant Agent pursuant to a request of the Warrant Agent, provided that such evidence complies with Applicable Legislation and that the Warrant Agent complies with Applicable Legislation and that the Warrant Agent examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

(c)	Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon.

(d)	The Warrant Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and shall not be responsible for any misconduct or gross negligence on the part of any such experts or advisers who have been appointed with due care by the Warrant Agent.

(e)	The Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser, engineer or other expert or adviser, whether retained or employed by the Corporation or by the Warrant Agent, in relation to any matter arising in the administration of the agency hereof.

9.4	Documents, Monies, etc. Held by Warrant Agent.

(a)	Any monies, securities, documents of title or other instruments that may at any time be held by the Warrant Agent shall be placed in the deposit vaults of the Warrant Agent or of any Canadian chartered bank listed in Schedule I of the Bank Act (Canada), or deposited for safekeeping with any such bank. Any monies held pending the application or withdrawal thereof under any provisions of this Indenture, shall be held, invested and reinvested in “Permitted Investments” as directed in writing by the Corporation. “Permitted Investments” shall be treasury bills guaranteed by the Government of Canada having a term to maturity not to exceed ninety (90) days, or term deposits or bankers’ acceptances of a Canadian chartered bank having a term to maturity not to exceed ninety (90) days, or such other investments that is in accordance with the Warrant Agent’s standard type of investments. Unless otherwise specifically provided herein, all interest or other income received by the Warrant Agent in respect of such deposits and investments shall belong to the Corporation.

(b)	Any written direction for the investment or release of funds received shall be received by the Warrant Agent by 9:00 a.m. (Vancouver Time) on the Business Day on which such investment or release is to be made, failing which such direction will be handled on a commercially reasonable efforts basis and may result in funds being invested or released on the next Business Day.

(c)	The Warrant Agent shall have no responsibility or liability for any diminution of any funds resulting from any investment made in accordance with this Indenture, including any losses on any investment liquidated prior to maturity in order to make a payment required hereunder.

(d)	In the event that the Warrant Agent does not receive a direction or only a partial direction, the Warrant Agent may hold cash balances constituting part or all of such monies and may, but need not, invest same in its deposit department, the deposit department of one of its affiliates, or the deposit department of a Canadian chartered bank; but the Warrant Agent, its affiliates or a Canadian chartered bank shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity.

9.5	Actions by Warrant Agent to Protect Interest.

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

9.6	Warrant Agent Not Required to Give Security.

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the agency and powers of this Indenture or otherwise in respect of the premises.

9.7	Protection of Warrant Agent.

By way of supplement to the provisions of any law for the time being relating to the Warrant Agent, it is expressly declared and agreed as follows:

(a)	the Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in Section 9.9 or in the Authentication of the Warrant Agent on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)	nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c)	the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

(d)	the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of its covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation;

(e)	the Corporation hereby indemnifies and agrees to hold harmless the Warrant Agent, its affiliates, their officers, directors, employees, agents, successors and assigns (the “Indemnified Parties”) from and against any and all liabilities whatsoever, losses, damages, penalties, claims, demands, actions, suits, proceedings, costs, charges, assessments, judgments, expenses and disbursements, including reasonable legal fees and disbursements of whatever kind and nature which may at any time be imposed on or incurred by or asserted against the Indemnified Parties, or any of them, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Indemnified Parties’ duties, or any other services that Warrant Agent may provide in connection with or in any way relating to this Indenture. The Corporation agrees that its liability hereunder shall be absolute and unconditional regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding; provided that, notwithstanding any other provision of this Indenture, the Corporation shall not be required to hold harmless or indemnify the Indemnified Parties in the event of the gross negligence, bad faith, willful misconduct or fraud of the Warrant Agent or any Indemnified Party, and this provision shall survive the resignation or removal of the Warrant Agent or the termination or discharge of this Indenture; and

(f)	notwithstanding the foregoing or any other provision of this Indenture, any liability of the Warrant Agent, other than arising as a result of the gross negligence, bad faith, willful misconduct or fraud of the Warrant Agent, shall be limited, in the aggregate, to the amount of annual retainer fees paid by the Corporation to the Warrant Agent under this Indenture in the twelve (12) months immediately prior to the Warrant Agent receiving the first notice of the claim. Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Warrant Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

9.8	Replacement of Warrant Agent; Successor by Merger.

(a)	The Warrant Agent may resign its agency and be discharged from all further duties and liabilities hereunder, subject to this Section 9.8, by giving to the Corporation not less than 60 days’ prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Warrantholders by Extraordinary Resolution shall have power at any time to remove the existing Warrant Agent and to appoint a new warrant agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new warrant agent unless a new warrant agent has already been appointed by the Warrantholders; failing such appointment by the Corporation, the retiring Warrant Agent or any Warrantholder may apply to a judge of the Province of British Columbia on such notice as such judge may direct, for the appointment of a new warrant agent; but any new warrant agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new warrant agent appointed under any provision of this Section 9.8 shall be an entity authorized to carry on the business of a trust company in the Province of British Columbia and, if required by the Applicable Legislation for any other provinces, in such other provinces. On any such appointment the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent hereunder.

(b)	Upon the appointment of a successor warrant agent, the Corporation shall promptly notify the Warrantholders thereof in the manner provided for in Section 10.2.

(c)	Any Warrant Certificates Authenticated but not delivered by a predecessor Warrant Agent may be Authenticated by the successor Warrant Agent in the name of the predecessor or successor Warrant Agent.

(d)	Any corporation into which the Warrant Agent may be merged or consolidated or amalgamated or to which all or substantially all of its business is sold, or any corporation resulting therefrom to which the Warrant Agent shall be a party, or any corporation succeeding to substantially the corporate trust business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as successor Warrant Agent under Section 9.8(a).

9.9	Conflict of Interest

The Warrant Agent represents to the Corporation that at the time of execution and delivery hereof no material conflict of interest exists between its role as a warrant agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 60 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its agency hereunder to a successor Warrant Agent approved by the Corporation and meeting the requirements set forth in Section 9.8(a)). Notwithstanding the foregoing provisions of this Section 9.9, if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

9.10	Acceptance of Agency

The Warrant Agent hereby accepts the agency in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

9.11	Warrant Agent Not to be Appointed Receiver.

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

9.12	Authorization to Carry on Business

The Warrant Agent represents to the Corporation that as at the date of the execution and delivery of this Indenture, it is duly authorized and qualified to carry on the business of a trust company in the Province of British Columbia.

9.13	Warrant Agent Not Required to Give Notice of Default.

The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

9.14	Anti-Money Laundering.

(a)	Each party to this Agreement (other than the Warrant Agent) hereby represents to the Warrant Agent that any account to be opened by, or interest to be held by, the Warrant Agent in connection with this Agreement, for or to the credit of such party, either: (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

(b)	The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on ten (10) days written notice to the other parties to this Agreement, provided: (i) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such ten (10) day period, then such resignation shall not be effective.

9.15	Compliance with Privacy Code.

The parties acknowledge that the Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Indenture and other services that may be requested from time to time;

(b)	to help the Warrant Agent manage its servicing relationships with such individuals;

(c)	to meet the Warrant Agent’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Warrant Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Warrant Agent shall make available on its website or upon request, including revisions thereto. The Warrant Agent may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

Further, each party agrees that it shall not provide or cause to be provided to the Warrant Agent any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

9.16	Securities Exchange Commission Certification.

The Corporation confirms that as at the date hereof it does not have a class of securities registered pursuant to Section 12 of the U.S. Exchange Act or a reporting obligation pursuant to Section 15(d) of the U.S. Exchange Act.

The Corporation covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the U.S. Exchange Act, (ii) the Corporation shall incur a reporting obligation pursuant to Section 15(d) of the U.S. Exchange Act, or (iii) any such registration or reporting obligation shall be terminated by the Corporation in accordance with the

U.S. Exchange Act, the Corporation shall promptly deliver to the Warrant Agent an officers’ certificate notifying the Warrant Agent of such registration, reporting obligation or termination, and such other information as the Warrant Agent may reasonably require at the time. The Corporation acknowledges that the Warrant Agent is relying upon the foregoing representation and covenants in order to meet certain obligations of the Warrant Agent with respect to those clients of the Warrant Agent that are required to file reports with the SEC under the U.S. Exchange Act.

Article 10
GENERAL

10.1	Notice to the Corporation and the Warrant Agent.

(a)	Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Warrant Agent shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid or if emailed:

(i)	If to the Corporation:

Harvest Health Recreation Inc.
1155 W. Rio Salado Parkway Suite 201
Tempe Arizona
85281

Attention:	Steve White, Chief Executive Officer
Email:	[***]

(ii)	If to the Warrant Agent:

Odyssey Trust Company
323 – 409 Granville Street
Vancouver, British Columbia V6C 1T2

Attention:	Corporate Trust
Email:	[***]

and any such notice delivered in accordance with the foregoing shall be deemed to have been received and given on the date of delivery or, if mailed, on the fifth Business Day following the date of mailing such notice or, if transmitted by electronic means, on the next Business Day following the date of transmission.

(b)	The Corporation or the Warrant Agent, as the case may be, may, from time to time, notify the other in the manner provided in Section 10.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Indenture.

(c)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed, as provided in Section 10.1(a), or given by email or other means of prepaid, transmitted and recorded communication.

10.2	Notice to Warrantholders.

(a)	Unless otherwise provided herein, notice to the Warrantholders under the provisions of this Indenture shall be valid and effective if delivered or sent by ordinary prepaid post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively received and given on the date of delivery or, if mailed, on the third Business Day following the date of mailing such notice. In the event that Warrants are held in the name of the Depository, a copy of such notice shall also be sent by electronic communication to the Depository and shall be deemed received and given on the day it is so sent.

(b)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to such Warrantholders to the address for such Warrantholders contained in the register maintained by the Warrant Agent or such notice may be given, at the Corporation’s expense, by means of publication in the Globe and Mail, National Edition, or any other English language daily newspaper or newspapers of general circulation in Canada, in each two successive weeks, the first such notice to be published within 5 Business Days of such event, and any so notice published shall be deemed to have been received and given on the latest date the publication takes place.

(c)	Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder will not invalidate any action or proceeding founded thereon.

10.3	Ownership of Warrants.

The Corporation and the Warrant Agent may deem and treat the Warrantholders as the absolute owner thereof for all purposes, and the Corporation and the Warrant Agent shall not be affected by any notice or knowledge to the contrary, except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. The receipt of any such Warrantholder of the Subordinate Voting Shares which may be acquired pursuant thereto shall be a good discharge to the Corporation and the Warrant Agent for the same and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

10.4	Counterparts and Electronic Means.

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and, notwithstanding their date of execution, they shall be deemed to be dated as of the date hereof. Delivery of an executed copy of this Indenture by facsimile, electronic transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Indenture as of the date hereof.

10.5	Satisfaction and Discharge of Indenture.

Upon the earlier of:

(a)	the date by which there shall have been delivered to the Warrant Agent for exercise or cancellation all Warrants theretofore Authenticated hereunder, in the case of Certificated Warrants (or such other instructions, in a form satisfactory to the Warrant Agent) or, in the case of Uncertificated Warrants, by way of standard processing through the book entry only system in the case of a CDS Global Warrant; and

(b)	the Expiry Time;

and if all certificates or other entry on the register representing Subordinate Voting Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Warrant Agent in accordance with such provisions, this Indenture shall cease to be of further effect, and the Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Warrant Agent by the Corporation hereunder shall remain in full force and effect and survive the termination of this Indenture.

10.6	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders.

Nothing in this Indenture or in the Warrants, expressed or implied, shall give or be construed to give to any person, other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

10.7	Warrants Owned by the Corporation - Certificate to be Provided.

For the purpose of disregarding any Warrants owned legally or beneficially by the Corporation in Section 7.16, the Corporation shall provide to the Warrant Agent, from time to time, a certificate of the Corporation setting forth as at the date of such certificate:

(a)	the names (other than the name of the Corporation) of the Warrantholders which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation; and

(b)	the number of Warrants owned legally or beneficially by the Corporation;

and the Warrant Agent, in making the computations in Section 7.16, shall be entitled to rely on such certificate without any additional evidence.

10.8	Severability

If, in any jurisdiction, any provision of this Indenture or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision will, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without (a) invalidating the remaining provisions of this Indenture, (b) affecting the validity or enforceability of such provision in any other jurisdiction or (c) affecting its application to other parties or circumstances.

10.9	Force Majeure

No party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

10.10	Assignment, Successors and Assigns

Neither of the parties hereto may assign its rights or interest under this Indenture, except as provided in (a) Section 9.8 in the case of the Warrant Agent or (b) Section 8.2 in the case of the Corporation. Subject thereto, this Indenture shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

10.11	Rights of Rescission and Withdrawal for Holders

Should a holder of Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, and the holder’s funds which were paid on exercise have already been released to the Corporation by the Warrant Agent, the Warrant Agent shall not be responsible for ensuring the exercise is cancelled and a refund is paid back to the holder. In such cases, the holder shall seek a refund directly from the Corporation and subsequently, the Corporation, upon surrender to the Corporation or the Warrant Agent of any underlying shares that may have been issued, or such other procedure as agreed to by the parties hereto, shall instruct the Warrant Agent in writing, to cancel the exercise transaction and any such underlying shares on the register, which may have already been issued upon the Warrant exercise. In the event that any payment is received from the Corporation by virtue of the holder being a shareholder for such Warrants that were subsequently rescinded, such payment must be returned to the Corporation by such holder. The Warrant Agent shall not be under any duty or obligation to take any steps to ensure or enforce that the funds are returned pursuant to this section, nor shall the Warrant Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this section. Notwithstanding the foregoing, in the event that the Corporation provides the refund to the Warrant Agent for distribution to the holder, the Warrant Agent shall return such funds to the holder as soon as reasonably practicable, and, in so doing, the Warrant Agent shall incur no liability with respect to the delivery or non- delivery of any such funds.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers in that behalf as of the date first written above.

HARVEST HEALTH & RECREATION INC.

By:	/s/ Steve White
Name:	Steve White
Title:	Chief Executive Officer

ODYSSEY TRUST COMPANY

By:	/s/ Dan Sander
Name:	Dan Sander
Title:	VP, Corporate Trust

By:	/s/ Amy Douglas
Name:	Amy Douglas
Title:	Director, Corporate Trust

Signature Page to Warrant Indenture

SCHEDULE “A”

FORM OF WARRANT

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ON OR BEFORE 5:00 P.M. (VANCOUVER TIME) ON APRIL 28, 2023 AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

For all Warrants issued to persons who are not U.S. Warrantholders and registered in the name of the Depository, also include the following legend:

(INSERT IF BEING ISSUED TO CDS) UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO HARVEST HEALTH & RECREATION INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN, AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

For Warrants originally issued for the benefit or account of a U.S. Warrantholder, and each Warrant Certificate issued in exchange therefor or in substitution thereof, also include the following legends:

THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, AND, IN THE CASE OF (C)(1) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

A-1

WARRANT

To acquire Subordinate Voting Shares of

HARVEST HEALTH & RECREATION INC.

(existing under the laws of the Province of British Columbia)

Warrant Certificate No.________	Certificate for _______________________ Warrants, each entitling the holder to acquire one (1) Subordinate Voting Share (subject to adjustment as provided for in the Warrant Indenture (as defined below)
CUSIP [●]
ISIN [●]

THIS IS TO CERTIFY THAT, for value received,

(the “Warrantholder”) is the registered holder of the number of subordinate voting purchase warrants (the “Warrants”) of Harvest Health Recreation Inc. (the “Corporation”) specified above and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture, to purchase at any time before 5:00 p.m. (Vancouver Time) (the “Expiry Time”) on April 28, 2023 (the “Expiry Date”), subject to acceleration as provided in herein, one fully paid and non-assessable subordinate voting share without par value in the capital of the Corporation as constituted on the date hereof (a “Subordinate Voting Share”) for each Warrant, subject to adjustment in accordance with the terms of the Warrant Indenture.

The right to purchase Subordinate Voting Shares may only be exercised by the Warrantholder within the time set forth above by:

(a)	duly completing and executing the exercise form (the “Exercise Form”) attached hereto; and

(b)	surrendering this warrant certificate (the “Warrant Certificate”), with the Exercise Form, to the Warrant Agent at the principal office of the Warrant Agent, in the city of Vancouver, British Columbia, together with a certified cheque, bank draft or money order in the lawful money of Canada payable to or to the order of the Corporation in an amount equal to the purchase price of the Subordinate Voting Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above.

A-2

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price payable for each Subordinate Voting Share upon the exercise of Warrants shall be CDN$3.05 per Subordinate Voting Share (the “Exercise Price”). If at any time following October 28, 2020, the closing price of the Subordinate Voting Shares on the Canadian Securities Exchange, or if not then traded on the Canadian Securities Exchange, on the principal stock exchange in Canada on which such Subordinate Voting Shares trade, is higher than $4.97 per Subordinate Voting Share (unless such price shall have been adjusted in accordance with the provisions of Warrant Indenture in which case it shall mean the adjusted price in effect at such time) for 10 or more consecutive trading days, the Corporation may accelerate the Expiry Date of the Warrants by providing notice in writing of such acceleration to holders of Warrants in which event the Warrants will expire on the date which is 30 days following the date of such notice. Concurrent with the delivery of the notice of such acceleration contemplated hereunder, the Corporation shall also provide such notice to the Warrant Agent and issue a news release announcing the acceleration of the Expiry Date of the Warrants.

Certificates for the Subordinate Voting Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Subordinate Voting Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Subordinate Voting Shares not so purchased. No fractional Subordinate Voting Shares will be issued upon exercise of any Warrant and no cash or other consideration will be paid in lieu of fractional Subordinate Voting Shares.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of October 28, 2020 between the Corporation and Odyssey Trust Company, as Warrant Agent, to which Warrant Indenture reference is hereby made for particulars of the rights of the holders of Warrants, the Corporation and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. The Corporation will furnish to the holder, on request and without charge, a copy of the Warrant Indenture.

On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates representing the same number of Warrants as represented by the Warrant Certificate(s) so exchanged.

A-3

Neither the Warrants nor the Subordinate Voting Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. The Warrants may not be exercised by a person in the United States, a U.S. Person, a person exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, or a person requesting delivery in the United States of the Subordinate Voting Shares issuable upon such exercise unless (i) this Warrant and such Subordinate Voting Shares have been registered under the U.S. Securities Act and the applicable laws of any such state, or (ii) an exemption or exclusion from such registration requirements is available and the requirements set forth in the Exercise Form have been satisfied. Certificates representing Subordinate Voting Shares issued in the United States or to U.S. Persons may bear a legend restricting the transfer of such securities under applicable United States federal and state securities laws. “United States” and “U.S. Person” are as defined in Regulation S under the U.S. Securities Act.

The Warrant Indenture contains provisions for the adjustment of the Exercise Price payable for each Subordinate Voting Share upon the exercise of Warrants and the number of Subordinate Voting Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Warrantholders of Warrants entitled to purchase a specific majority of the Subordinate Voting Shares that can be purchased pursuant to such Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Subordinate Voting Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on the register to be kept by the Warrant Agent in Vancouver, British Columbia, or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Indenture.

The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language. Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

[Signature Page Follows]

A-4

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed as of _____________________, 2020.

HARVEST HEALTH & RECREATION INC.

By:
Authorized Signatory

Countersigned by:

ODYSSEY TRUST COMPANY

By:
Authorized Signatory

Signature Page to Warrant

A-5

FORM OF TRANSFER

ANY TRANSFER OF WARRANTS WILL REQUIRE COMPLIANCE WITH APPLICABLE SECURITIES LEGISLATION. TRANSFERORS AND TRANSFEREES ARE URGED TO CONTACT LEGAL COUNSEL BEFORE EFFECTING ANY SUCH TRANSFER

To: Odyssey Trust Company

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(print name and address) the Warrants of Harvest Health Recreation Inc. represented by this Warrant Certificate or DRS Advice and hereby irrevocable constitutes and appoints as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

In the case of a warrant certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

[ ]	(A)	the transfer is being made to the Corporation;

[ ]	(B)	the transfer is being made outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and in compliance with applicable local laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Schedule “C” to the Warrant Indenture (together with such other evidence of the availability of an exemption or exclusion from registration under the U.S. Securities Act as the Corporation may reasonably require); or

[ ]	(C)	the transfer is being made in accordance with Rule 144 under the U.S. Securities Act, Rule 144A under the U.S. Securities Act, or in another a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect; or

[ ]	(D)	the transfer is being made pursuant to an effective registration statement under the U.S. Securities Act and in compliance with any applicable state securities laws.

In the case of a Warrant Certificate that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of a U.S. Person or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect.

A-6

[ ]	If transfer is to a U.S. Person, check this box.

In the case of a transfer within the United States or to, or for the account or benefit of, a U.S. Person or to a person in the United States, the certificates representing the Warrants will be endorsed with a U.S. restrictive legend.

DATED this __________ day of _____________________, 20____.

SPACE FOR GUARANTEES OF	)
SIGNATURES (BELOW))
)
________________________________	)
	)	Signature of Transferor

)
)
________________________________	)
________________________________	)
________________________________	)	Guarantor’s Signature/Stamp
Name of Transferor

REASON FOR TRANSFER – For US Citizens or Residents only (where the individual(s) or corporation receiving the securities is a US citizen or resident). Please select only one (see instructions below).

A-7

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then-current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

●	Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

●	Canada: A Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

●	Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR

“SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer with a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR US CITIZENS OR RESIDENTS ONLY

Consistent with U.S. IRS regulations, Odyssey Trust Company is required to request cost basis information from U.S. securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized but, rather, the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

A-8

SCHEDULE “B”

EXERCISE FORM

TO:	Harvest Health Recreation Inc. (the “Corporation”) 1155 W. Rio Salado Parkway Suite 201 Tempe Arizona 85281

AND TO:	Odyssey Trust Company (the “Warrant Agent”) 323 – 409 Granville Street Vancouver, British Columbia V6C 1T2

The undersigned holder of the Warrants evidenced by this Warrant Certificate or DRS Advice hereby exercises the right to acquire __________ (A) Subordinate Voting Shares of Harvest Health Recreation Inc.

Exercise Price Payable: __________________________________________________________

((A) multiplied by CDN$3.05, subject to adjustment)

The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, Subordinate Voting Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture.

The undersigned hereby acknowledges that the undersigned is aware that the Subordinate Voting Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

Any capitalized term in this Warrant Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

[ ]	The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

[ ]	(A) the undersigned holder at the time of exercise of the Warrants (i) is not in the United States, (ii) is not a U.S. Person, (iii) is not exercising the Warrants on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States, (iv) did not acquire the Warrants in the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (v) did not receive an offer to exercise the Warrants in the United States; (vi) did not execute or deliver this exercise form in the United States; (vii) is not requesting delivery in the United States of the Warrant Shares issuable upon such exercise; and (viii) represents and warrants that the exercise of the Warrants and acquisition of the Warrant Shares occurred in an “offshore transaction” (as defined under Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)); OR

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[ ]	(B) the undersigned holder is (i) an Original U.S. Warrantholder, (ii) is exercising the Warrants for its own account or for the account of a disclosed principal that was named in the U.S. Accredited Investor Agreement attached as Exhibit A to the U.S. private placement memorandum in connection with its purchase of the Units of which the Warrants originally comprised a part, (iii) is, and such disclosed principal, if any, is, a U.S. Accredited Investor at the time of exercise of these Warrants, and (iv) confirms the representations and warranties of the holder made in the U.S. Accredited Investor Agreement attached as Exhibit A to the U.S. private placement memorandum in connection with its purchase of the Units of which the Warrants originally comprised a part remain true and correct as of the date of exercise of these Warrants; OR

[ ]	(C) the undersigned holder

(i)	is (1) in the United States, (2) a U.S. Person, (3) a person exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, or (4) requesting delivery in the United States of the Warrant Shares issuable upon such exercise, and

(ii)	has an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws available for the exercise of the Warrants and has delivered to the Corporation and the Corporation’s transfer agent a written opinion of U.S. counsel, in form and substance reasonably satisfactory to the Corporation, to that effect.

It is understood that the Corporation and the Warrant Agent may require evidence to verify the foregoing representations.

The undersigned holder understands that unless Box A above is checked, the certificate representing the Subordinate Voting Shares will be issued in definitive physical certificated form and bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available (as described in the Warrant Indenture and the subscription documents). If Box C above is checked, holders are encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Corporation. “U.S. Person” and “United States” are as defined under Regulation S under the U.S. Securities Act.

The undersigned hereby acknowledges that the undersigned is aware that the Subordinate Voting Shares received on exercise may be subject to restrictions on resale under applicable securities legislation. The undersigned hereby further acknowledges that the Corporation will rely upon the confirmations, acknowledgements and agreements set forth herein, and agrees to notify the Corporation promptly in writing if any of the representations or warranties herein ceases to be accurate or complete.

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The undersigned hereby irrevocably directs that the said Subordinate Voting Shares be issued, registered and delivered as follows:

Name(s) in Full and Social Insurance Number(s) (if applicable)	Address(es)	Number of Subordinate Voting Shares

Please print full name in which certificates representing the Subordinate Voting Shares are to be issued. If any Subordinate Voting Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed.

Once completed and executed, this Exercise Form must be mailed or delivered to Odyssey Trust Company, 323 – 409 Granville Street, Vancouver, British Columbia V6C 1T2, Attention: Corporate Trust.

DATED this ______ day of ____________________, 20___.

) ) ) ) ) ) ) ) )
Witness		Signature of Warrantholder, to be the same as appears on the face of this Warrant Certificate

) )
Name of Warrantholder

[ ]	Please check if the certificates representing the Subordinate Voting Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Warrant Agent.

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SCHEDULE “C”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	ODYSSEY TRUST COMPANY as registrar and transfer agent for the [Warrants] [Subordinate Voting Shares issuable upon exercise of the Warrants] of Harvest Health Recreation Inc. (the “Corporation”)

AND TO:	THE CORPORATION

The undersigned (a) acknowledges that the sale of ___________ of the Corporation to which this declaration relates, represented by certificate number ___________, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (b) certifies that (1) the undersigned is not an “affiliate” (as that term is defined in Rule 405 under the U.S. Securities Act) of the Corporation, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise defined herein, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

DATED this _______ day of _______________________, 20___.

X
Signature of individual (if Seller is an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

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